Exhibit 99.1

INVESTOR CONTACT: Melissa Napier (847) 720-2767 Melissa.Napier@usfoods.com	MEDIA CONTACT: Sara Matheu (847) 720-2392 Sara.Matheu@usfoods.com

US FOODS ANNOUNCES PRICING OF PRIVATE OFFERING OF $1 BILLION OF SENIOR SECURED NOTES

ROSEMONT, Ill. – (BUSINESS WIRE) April 23, 2020 – US Foods Holding Corp. (NYSE: USFD) today announced the pricing of the previously announced private offering (the “Offering”) of $1 billion aggregate principal amount of its 6.250% senior secured notes due 2025 (the “Notes”) by its direct, wholly-owned subsidiary, US Foods, Inc. (“US Foods”). The initial offering price to investors will be 100.000% of the principal amount thereof. The offering is expected to close on April 28, 2020, subject to customary closing conditions. The size of the offering was increased by approximately $200 million aggregate principal amount subsequent to the initial announcement of the offering.

US Foods intends to use the net proceeds of the Offering for general corporate purposes, including to repay $400 million of senior secured term loans it intends to borrow on April 24, 2020 to fund a portion of the purchase price for the previously announced acquisition of Smart Stores Holdings Corp.

The Notes and the guarantees thereof are being offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the guarantees thereof are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes and the guarantees thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No assurance can be made that the Offering will be consummated on its proposed terms or at all.

Forward-Looking Statements

Statements in this press release which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Offering and the intended use of the proceeds thereof. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others, cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; and potential interest rate increases. For a detailed discussion of these risks, uncertainties and other factors, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, which was filed with the SEC on February 13, 2020. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law. We may not consummate the Offering and, if the Offering is consummated, we cannot provide any assurances regarding the final terms of the Offering or our ability to effectively apply the net proceeds as described above.